Exhibit 99.2

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF FC BANC CORP. AND ITS SUBSIDIARIES

FC BANC CORP.

CONSOLIDATED BALANCE SHEET (UNAUDITED)

(Dollars in thousands)

	September 30, 2013	December 31, 2012

ASSETS
Cash and due from banks	$10,914	$15,250
Federal funds sold	—	3,860

Cash and cash equivalents	10,914	19,110

Investment securities available for sale	89,935	96,835
Loans held for sale	370	1,016
Loans	257,749	239,923
Less allowance for loan losses	2,799	3,252

Net loans	254,950	236,671

Premises and equipment, net	5,706	5,833
Bank-owned life insurance	3,955	3,880
Regulatory stock	1,463	1,463
Accrued interest and other assets	5,168	2,532

TOTAL ASSETS	$372,461	$367,340

LIABILITIES
Deposits:
Noninterest-bearing	$11,847	$9,942
Interest-bearing demand	19,595	17,841
Savings	212,469	210,607
Money market	7,240	7,781
Time	83,157	77,266

Total deposits	334,308	323,437

Short-term borrowings	496	—
Other borrowings	5,000	7,500
Accrued interest and other liabilities	1,740	2,199

TOTAL LIABILITIES	341,544	333,136

STOCKHOLDERS’ EQUITY
Preferred stock of $100 par value; 100,000 shares authorized, 500 shares issued and outstanding	—	50
Additional paid-in capital-preferred stock	—	136
Common stock, no par value; 3,945,390 shares authorized, 1,431,930 and 1,422,736 shares issued	18,647	18,453
Retained earnings	17,061	16,595
Accumulated other comprehensive income (loss)	(2,328)	1,476
Treasury stock, at cost (96,423 and 98,123 shares)	(2,463)	(2,506)

TOTAL STOCKHOLDERS’ EQUITY	30,917	34,204

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$372,461	$367,340

See accompanying notes to the unaudited consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

INTEREST INCOME
Interest and fees on loans	$3,286	$3,252	$9,626	$9,411
Federal funds sold	—	1	2	1
Investment securities:
Taxable	408	462	1,350	1,609
Exempt from federal income tax	182	210	566	630

Total interest income	3,876	3,925	11,544	11,651

INTEREST EXPENSE
Deposits	659	761	1,969	2,296
Other borrowings	51	74	163	221

Total interest expense	710	835	2,132	2,517

NET INTEREST INCOME	3,166	3,090	9,412	9,134

Provision for loan losses	—	38	425	313

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,166	3,052	8,987	8,821

NONINTEREST INCOME
Service charges on deposit accounts	160	163	441	474
Investment securities gains, net	—	80	824	320
Gain on loan sales, net	97	319	454	650
Bank-owned life insurance earnings	26	25	75	75
Other income	287	244	851	835

Total noninterest income	570	831	2,645	2,354

NONINTEREST EXPENSE
Salaries and employee benefits	1,458	1,468	4,622	4,354
Net occupancy and equipment expenses	349	287	970	879
Professional fees	122	112	318	308
State franchise tax	105	102	318	291
Federal deposit insurance	48	48	155	155
Data processing	105	98	320	297
Advertising	134	101	437	332
Other expense	1,398	445	2,281	1,230

Total noninterest expense	3,719	2,661	9,421	7,846

Income before income taxes	17	1,222	2,211	3,329
Income taxes	18	314	620	876

NET INCOME (LOSS)	(1)	908	1,591	2,453

Less: Preferred stock dividends	5	—	8	161

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$(6)	$908	$1,583	$2,292

EARNINGS PER SHARE
Basic	$0.00	$0.69	$1.20	$2.07
Diluted	0.00	0.69	1.20	2.07

See accompanying notes to the unaudited consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

Net income (loss)	$(1)	$908	$1,591	$2,453
Other comprehensive income (loss):
Increase (decrease) in unrealized gains on available-for-sale securities	443	772	(4,953)	2,223
Income tax effect related to unrealized gains (losses) on available-for-sale securities	(151)	(262)	1,684	(756)
Reclassification adjustment for investment security gains included in net income	—	(80)	(824)	(320)
Income tax effect related to the reclassification adjustment for investment security gains	—	27	280	109
Change in unrealized loss on pension costs	2	2	13	6
Income tax effect related to change in unrealized loss on pension costs	(1)	(1)	(4)	(2)

Other comprehensive income (loss), net of tax	293	458	(3,804)	1,260

Comprehensive income (loss)	$292	$1,366	$(2,213)	$3,713

See accompanying notes to the unaudited consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)

(Dollars in thousands)

	Preferred Shares Outstanding	Preferred Stock	Additional Paid-in Capital- Preferred Stock	Common Shares Outstanding	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Stockholders’ Equity

Balance, December 31, 2012	500	$50	$136	1,324,613	$18,453	$16,595	$1,476	$(2,506)	$34,204

Net income						1,591			1,591
Other comprehensive loss							(3,804)		(3,804)
Cash dividends declared on preferred stock (5.25%)						(8)			(8)
Cash dividends declared on common stock ($.84 per share)						(1,117)			(1,117)
Conversion of preferred stock	(500)	(50)	(136)	9,194	186				—
Restricted stock awards				1,700	(3)			43	40
Compensation expense related to stock options					11				11

Balance, September 30, 2013	—	$—	$—	1,335,507	$18,647	$17,061	$(2,328)	$(2,463)	$30,917

See accompanying notes to the unaudited consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended
	September 30,
	2013	2012

OPERATING ACTIVITIES
Net income	$1,591	$2,453
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	425	313
Investment securities gains, net	(824)	(320)
Depreciation, amortization, and accretion	1,086	1,510
Gain on loan sales, net	(454)	(650)
Decrease in accrued interest receivable	27	28
Decrease in accrued interest payable	(19)	(47)
Earnings on bank-owned life insurance	(75)	(75)
Other, net	(1,044)	114

Net cash provided by operating activities	713	3,326

INVESTING ACTIVITIES
Investment securities available for sale:
Proceeds from repayments and maturities	9,556	42,228
Proceeds from sales	37,529	19,965
Purchases	(45,820)	(24,665)
Increase in loans, net	(17,592)	(39,013)
Purchases of premises and equipment	(324)	(296)

Net cash used for investing activities	(16,651)	(1,781)

FINANCING ACTIVITIES
Increase in deposits, net	10,871	2,532
Increase (decrease) in short-term borrowings, net	496	(128)
Repayments of other borrowings	(2,500)	—
Cash dividends paid on preferred stock	(8)	(161)
Cash dividends paid on common stock	(1,117)	(857)

Net cash provided by financing activities	7,742	1,386

(Decrease) increase in cash and cash equivalents	(8,196)	2,931

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	19,110	8,795

CASH AND CASH EQUIVALENTS AT END OF YEAR	$10,914	$11,726

SUPPLEMENTAL INFORMATION
Cash paid during the year for:
Interest on deposits and borrowings	$2,151	$2,564
Income taxes	$940,000	$814,318

See accompanying notes to the unaudited consolidated financial statements.

FC BANC CORP.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting and reporting policies applied in the presentation of the accompanying financial statements follows:

Nature of Operations and Basis of Presentation

FC Banc Corp. (the “Company”) is a bank holding company whose principal activity is the ownership and management of its wholly owned subsidiary, Farmers Citizens Bank (the “Bank”). The Bank generates commercial (including agricultural), mortgage, and consumer loans and receives deposits from customers located primarily in Crawford, Knox, Franklin, Morrow, and Richland counties in Ohio and the surrounding areas. The Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to regulations by the state of Ohio Division of Financial Institutions and the Company is subject to regulations by the Federal Reserve System through the Federal Reserve Bank of Cleveland.

The consolidated financial statements include the accounts of FC Banc Corp. and its wholly owned subsidiary, Farmers Citizens Bank, after elimination of all intercompany transactions and balances.

The accounting principles followed by the Company and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general practice within the banking industry. Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the Consolidated Balance Sheet date and reported amounts of revenues and expenses for that period. Actual results could differ from those estimates.

The interim financial statements are unaudited, but in the opinion of management reflect all adjustments necessary for the fair presentation of results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year.

2.	EARNINGS PER SHARE

Basic earnings per share represents net income available to common stockholders divided by the weighted-average number of shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate to outstanding stock options and nonvested restricted stock.

2.	EARNINGS PER SHARE (CONTINUED)

The following table sets forth the composition of the weighted-average common shares (denominator) used in the basic and diluted earnings per share computation.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in thousands, except share and per share data)	2013	2012	2013	2012
Net income (loss)	$(1)	$908	$1,591	$2,453

Less: preferred stock dividends	5	—	8	161

Net income (loss) available to common stockholders	$(6)	$908	$1,583	$2,292

Weighted-average common shares outstanding	1,425,634	1,419,255	1,423,713	1,210,023

Average treasury stock shares	(96,423)	(98,123)	(96,691)	(98,123)

Average unearned nonvested shares	(3,411)	(4,215)	(2,693)	(5,086)

Weighted-average common shares and common stock equivalents used to calculate basic earnings per share	1,325,800	1,316,917	1,324,329	1,106,814

Additional common stock equivalents (nonvested stock and stock options) used to calculate diluted earnings per share	5,963	2,349	1,624	291

Weighted-average common shares and common stock equivalents used to calculate diluted earnings per share	1,331,763	1,319,266	1,325,953	1,107,105

Per share information:
Basic earnings per share	$—	$0.69	$1.20	$2.07
Diluted earnings per share	$—	$0.69	$1.19	$2.07

For the nine months ended September 30, 2013 and 2012, options to purchase 18,500 shares and 56,980 shares of common stock at a price of $29.00 and prices ranging from $22.90 to $29.00, respectively, were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive. For the three months ended September 30, 2013, options to purchase 73,080 shares of common stock were not included in the computation of diluted earnings per share because to do so would have been antidilutive. For the three months ended September 30, 2012, options to purchase 54,480 shares of common stock at a prices ranging from $24.07 to $29.00 were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive.

3.	INVESTMENT SECURITIES AVAILABLE FOR SALE (CONTINUED)

The Company’s investment securities portfolio is classified as available for sale. The portfolio serves principally as a source of liquidity and is carried at fair value with unrealized holding gains and losses for available-for-sale securities reported as a separate component of stockholders’ equity, net of tax, until realized. Securities are adjusted for amortization of premium and accretion of discount, which are computed using the interest method and recognized as adjustments of interest income. Realized security gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

The amortized cost and fair values of securities available for sale are as follows:

	September 30, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Obligations of states and political subdivisions	$23,618	$376	$(723)	$23,271
Mortgage-backed securities in government-sponsored entities	69,592	75	(3,076)	66,591

Total debt securities	93,210	451	(3,799)	89,862
Equity securities in financial institutions	121	—	(48)	73

Total	$93,331	$451	$(3,847)	$89,935

	December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
U.S. government agency securities	$3,001	$12	$—	$3,013
Obligations of states and political subdivisions	28,100	1,877	(73)	29,904
Mortgage-backed securities in government-sponsored entities	63,231	923	(302)	63,852

Total debt securities	94,332	2,812	(375)	96,769
Equity securities in financial institutions	121	—	(55)	66

Total	$94,453	$2,812	$(430)	$96,835

3.	INVESTMENT SECURITIES AVAILABLE FOR SALE (CONTINUED)

The amortized cost and fair value of debt securities at September 30, 2013, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

(Dollars in thousands)	Amortized Cost	Fair Value

Due within one year	$504	$514
Due after one year through five years	1,052	1,088
Due after five years through ten years	2,595	2,535
Due after ten years	89,059	85,725

Total	$93,210	$89,862

Investment securities with a carrying value of $37,384,000 and $47,481,000 at September 30, 2013 and December 31, 2012, respectively, were pledged to secure deposits and other purposes as required by law.

The following table is a summary of proceeds received, gross gains, and gross losses realized on the sale of investment securities available for sale for the nine months ended September 30:

(Dollars in thousands)	2013	2012

Proceeds from sales	$37,529	$19,965
Gross gains	997	320
Gross losses	173	—

There were no sales of investment securities available for sale during the three months ended September 30, 2013. Proceeds from the sale of investment securities available for sale totaled $2,532,000, resulting in gross gains of $79,000 for the three months ended September 30, 2012.

The following table shows the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at September 30, 2013 and December 31, 2012:

	September 30, 2013
	Less than Twelve Months		Twelve Months or Greater		Total
(Dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of states and political subdivisions	$13,303	$(723)	$—	$—	$13,303	$(723)
Mortgage-backed securities in government-sponsored entities	63,578	(3,076)	—	—	63,578	(3,076)
Equity securities in financial institutions	—	—	73	(48)	73	(48)

Total	$76,881	$(3,799)	$73	$(48)	$76,954	$(3,847)

3.	INVESTMENT SECURITIES AVAILABLE FOR SALE (CONTINUED)

	December 31, 2012
	Less than Twelve Months		Twelve Months or Greater		Total
(Dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of states and political subdivisions	$2,053	$(58)	$536	$(15)	$2,589	$(73)
Mortgage-backed securities in government-sponsored entities	38,297	(302)	—	—	38,297	(302)
Equity securities in financial institutions	—	—	65	(55)	65	(55)

Total	$40,350	$(360)	$601	$(70)	$40,951	$(430)

There were 50 positions that were temporarily impaired at September 30, 2013. Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income. In estimating other-than-temporary impairment losses, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost; (ii) the financial condition and near-term prospects of the issuer; and (iii) whether or not the Company is more likely than not to sell the security before recovery of its cost basis.

As of September 30, 2013, management does not have the intent to sell any of the securities in the table on the previous page and believes that it is more likely than not that the Company will not have to sell any such securities before a recovery of cost. The Company has concluded that any impairment of its investment securities portfolio is not other than temporary but is the result of interest rate changes, sector credit ratings changes, or Company-specific ratings changes that are not expected to result in the noncollection of principal and interest during the period. Management does not believe any of the securities are impaired due to reasons of credit quality. Accordingly, as of September 30, 2013, management believes the impairments detailed in the table on the previous page are temporary and no impairment loss has been realized in the Company’s Consolidated Statement of Income.

4.	LOANS

Major classifications of loans are summarized as follows:

(Dollars in thousands)	September 30, 2013	December 31, 2012
Loans secured by real estate:
Residential	$40,002	$29,873
Commercial	197,004	192,451
Construction	629	699
Commercial, industrial, and agricultural	19,315	16,282
Consumer	799	618

	257,749	239,923
Less allowance for loan losses	2,799	3,252

Net loans	$254,950	$236,671

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their principal amount net of the allowance for loan losses. Interest income is recognized as income when earned on the accrual method. The accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions, the borrower’s financial condition is such that collection of interest is doubtful. Loans are returned to accrual status when past-due interest is collected and the collection of principal is probable.

Loan origination fees and certain direct loan origination costs are being deferred and the net amount is amortized as an adjustment of the related loans yield. Management is amortizing these amounts over the contractual life of the related loans.

5.	ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses by loan portfolio segment for the nine months ended September 30, 2013 and 2012 are as follows:

	For the Nine Months Ended September 30, 2013
(Dollars in thousands)	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Consumer	Total
Beginning balance	$329	$2,777	$6	$107	$33	$3,252
Charge-offs	(62)	(608)	—	(209)	(16)	(895)
Recoveries	1	4	—	—	12	17
Provision	33	162	—	240	(10)	425

Ending balance	$301	$2,335	$6	$138	$19	$2,799

	For the Nine Months Ended September 30, 2012
(Dollars in thousands)	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Consumer	Total
Beginning balance	$349	$2,085	$25	$117	$57	$2,633
Charge-offs	(94)	(56)	—	—	(17)	(167)
Recoveries	1	436	—	—	15	452
Provision	71	294	(19)	(11)	(22)	313

Ending balance	$327	$2,759	$6	$106	$33	$3,231

5.	ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Changes in the allowance for loan losses by loan portfolio segment for the three months ended September 30, 2013 and 2012 are as follows:

	For the Three Months Ended September 30, 2013
(Dollars in thousands)	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Consumer	Total
Beginning balance	$287	$2,372	$6	$134	$5	$2,804
Charge-offs	—	—	—	—	(9)	(9)
Recoveries	—	—	—	—	4	4
Provision	14	(37)	—	4	19	—

Ending balance	$301	$2,335	$6	$138	$19	$2,799

	For the Three Months Ended September 30, 2012
(Dollars in thousands)	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Consumer	Total
Beginning balance	$341	$2,764	$6	$111	$16	$3,238
Charge-offs	(39)	(6)	—	—	(3)	(48)
Recoveries	—	—	—	—	3	3
Provision	25	1	—	(5)	17	38

Ending balance	$327	$2,759	$6	$106	$33	$3,231

The allowance for loan losses represents the amount which management estimates is adequate to provide for probable losses inherent in its loan portfolio. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses which is charged to operations. The provision is based on management’s periodic evaluation of the adequacy of the allowance for loan losses which encompasses the overall risk characteristics of the various portfolio segments, past experience with losses, the impact of economic conditions on borrowers, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on impaired loans, are particularly susceptible to significant change in the near term.

Management establishes the allowance for loan losses based upon its evaluation of the pertinent factors underlying the types and quality of loans in the portfolio. Commercial loans and commercial real estate loans are reviewed on a regular basis, with a focus on larger loans along with loans that have experienced past payment or financial deficiencies. Larger commercial loans and commercial real estate loans which are 90 days or more past due are selected for impairment testing. These loans are analyzed to determine whether they are “impaired,” which means that it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. All commercial loans that are delinquent 90 days and residential mortgage loans that are 120 days delinquent and are placed on nonaccrual status are classified on an individual basis. The remaining loans are evaluated and classified as groups of loans with similar risk characteristics. The

5.	ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Company allocates allowances based on the factors described below, which conform to the Company’s asset classification policy. In reviewing risk within the Bank’s loan portfolio, management has determined there to be several different risk categories within the loan portfolio. The allowance for loan losses consists of amounts applicable to: (i) the commercial, industrial, and agricultural loan portfolio; (ii) the commercial real estate portfolio; (iii) the consumer loan portfolio; (iv) the construction loan portfolio, (v) and the loans secured by residential real estate portfolio. Factors considered in this process included general loan terms, collateral, and availability of historical data to support the analysis. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. Certain qualitative factors are then added to the historical allocation percentage to get the total factor to be applied to nonclassified loans. The following qualitative factors are analyzed:

•	Levels of and trends in delinquencies

•	Trends in volume and terms

•	Trends in credit quality ratings

•	Changes in management and lending staff

•	Economic trends

•	Concentrations of credit

The Company analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses.

The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the balance sheet date. The Company considers the allowance for loan losses of $2,799,000 and $3,252,000 adequate to cover loan losses inherent in the loan portfolio, at September 30, 2013 and December 31, 2012. The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of September 30, 2013 and December 31, 2012.

	September 30, 2013
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Consumer	Total
	(Dollars in thousands)
Allowance for loan losses:

Individually evaluated for impairment	$—	$165	$—	$—	$—	$165

Collectively evaluated for impairment	301	2,170	6	138	19	2,634

Total	$301	$2,335	$6	$138	$19	$2,799

Loans:

Individually evaluated for impairment	$—	$5,259	$—	$—	$—	$5,259

Collectively evaluated for impairment	40,002	191,745	629	19,315	799	252,490

Total	$40,002	$197,004	$629	$19,315	$799	$257,749

5.	ALLOWANCE FOR LOAN LOSSES (CONTINUED)

	December 31, 2012
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Consumer	Total
	(Dollars in thousands)
Allowance for loan losses:

Individually evaluated for impairment	$49	$735	$—	$—	$—	$784

Collectively evaluated for impairment	280	2,042	6	107	33	2,468

Total	$329	$2,777	$6	$107	$33	$3,252

Loans:

Individually evaluated for impairment	$245	$5,736	$—	$—	$—	$5,981

Collectively evaluated for impairment	29,628	186,715	699	16,282	618	233,942

Total	$29,873	$192,451	$699	$16,282	$618	$239,923

Credit Quality Information

The following tables represent credit exposures by internally assigned grades. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Company’s internal credit risk grading system is based on experiences with similarly graded loans.

The Company’s internally assigned grades are as follows:

Pass loans – loans which are protected by the current net worth and paying capacity of the obligor or by the value of the underlying collateral. There are three sub-grades within the Pass category to further distinguish the loan.

Special Mention loans – loans for which a potential weakness or risk exists, which could cause a more serious problem if not corrected.

Substandard loans – have a well-defined weakness based on objective evidence and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful loans – have all the weaknesses inherent in a Substandard asset. In addition, these weaknesses make collection or liquidation in full highly questionable and improbable, based on existing circumstances.

Loss – loans classified as a Loss are considered uncollectible, or of such value that continuance as an asset is not warranted.

5.	ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Credit Quality Information (Continued)

Credit quality indicators as of September 30, 2013, were as follows:

	September 30, 2013
(Dollars in thousands)	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Total

Pass	$189,529	$629	$18,835	$208,993
Special Mention	2,216	—	480	2,696
Substandard	5,259	—	—	5,259
Doubtful	—	—	—	—

Ending balance	$197,004	$629	$19,315	$216,948

Credit quality indicators as of December 31, 2012, were as follows:

	December 31, 2012
(Dollars in thousands)	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Total

Pass	$183,721	$699	$15,786	$200,206
Special Mention	2,994	—	496	3,490
Substandard	5,736	—	—	5,736
Doubtful	—	—	—	—

Ending balance	$192,451	$699	$16,282	$209,432

The following tables present performing and nonperforming residential real estate and consumer loans based on payment activity as of September 30, 2013 and December 31, 2012. Payment activity is reviewed by management on a monthly basis to determine how loans are performing. Loans are considered to be nonperforming when they become 90 days past due.

	September 30, 2013
(Dollars in thousands)	Residential Real Estate	Consumer	Total

Nonperforming loans	$60	$—	$60
Performing loans	39,942	799	40,741

	$40,002	$799	$40,801

	December 31, 2012
(Dollars in thousands)	Residential Real Estate	Consumer	Total

Nonperforming loans	$98	$—	$98
Performing loans	29,775	618	30,393

	$29,873	$618	$30,491

5.	ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Credit Quality Information (Continued)

Following is a table which includes an aging analysis of the recorded investment of past-due loans.

	September 30, 2013
(Dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days or Greater	Total Past Due	Current	Total Loans
Loans secured by real estate:
Residential	$148	$212	$60	$420	$39,582	$40,002
Commercial	—	—	1,575	1,575	195,429	197,004
Construction	—	—	—	—	629	629
Commercial, industrial, and agricultural	—	—	—	—	19,315	19,315
Consumer	—	—	—	—	799	799

Total	$148	$212	$1,635	$1,995	$255,754	$257,749

	December 31, 2012
(Dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days or Greater	Total Past Due	Current	Total Loans
Loans secured by real estate:
Residential	$235	$—	$98	$333	$29,540	$29,873
Commercial	9	1,007	1,711	2,727	189,724	192,451
Construction	—	—	—	—	699	699
Commercial, industrial, and agricultural	—	—	—	—	16,282	16,282
Consumer	—	—	—	—	618	618

Total	$244	$1,007	$1,809	$3,060	$236,863	$239,923

Impaired Loans

Management evaluates commercial loans and commercial real estate loans which are 90 days or more past due and considers them to be impaired. Loans rated Substandard or Doubtful are also evaluated for impairment. These loans are analyzed to determine whether it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. If management determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees, or costs and unamortized premium or discount), impairment is recognized through an allowance estimate or a charge-off to the allowance.

5.	ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Impaired Loans (Continued)

The following table presents impaired loans by class, segregated by those for which a specific allowance was required and those for which a specific allowance was not necessary:

	September 30, 2013			December 31, 2012
(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no related allowance recorded:
Loans secured by real estate:
Residential	$—	$—	$—	$147	$147	$—
Commercial	4,340	4,340	—	3,399	3,399	—
Construction	—	—	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

With an allowance recorded:
Loans secured by real estate:
Residential	—	—	—	98	98	49
Commercial	919	919	165	2,337	2,337	735
Construction	—	—	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	$5,259	$5,259	$165	$5,981	$5,981	$784

The following table presents the average balances of impaired loans and interest income by class, recognized on impaired loans for the nine months ended September 30, 2013:

	September 30, 2013		September 30, 2012
(Dollars in thousands)	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
Loans secured by real estate:
Residential	$—	$—	$239	$8
Commercial	5,449	132	5,768	85
Construction	—	—		—
Commercial, industrial, and agricultural	—	—	—	—
Consumer	—	—	—	—

Total	$5,449	$132	$6,007	$93

Loans are considered for nonaccrual status upon 90 days delinquency. When a loan is placed in nonaccrual status, previously accrued but unpaid interest is deducted from interest income.

5.	ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following table presents the average balances of impaired loans and interest income by class, recognized on impaired loans for the three months ended September 30, 2013:

	September 30, 2013		September 30, 2012
(Dollars in thousands)	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
Loans secured by real estate:
Residential	$—	$—	$—	$—
Commercial	5,299	44	5,889	28
Construction	—	—		—
Commercial, industrial, and agricultural	—	—	—	—
Consumer	—	—	—	—

Total	$5,299	$44	$5,889	$28

Nonaccrual Loans

The following table presents loans that are on nonaccrual status and that are 90 days delinquent and still accruing interest by portfolio segment as of September 30, 2013 and December 31, 2012.

	September 30, 2013		December 31, 2012
(Dollars in thousands)	Nonaccrual	Past Due 90 Days or More and Still Accruing	Nonaccrual	Past Due 90 Days or More and Still Accruing

Loans secured by real estate:
Residential	$—	$60	$98	$—
Commercial	1,575	—	2,718	—
Construction	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—
Consumer	—	—	—	—

Total	$1,575	$60	$2,816	$—

Troubled Debt Restructuring

As of September 30, 2013 and December 31, 2012, there were three troubled debt restructurings within one loan relationship, all of which are classified as impaired and on nonaccrual status, totaling $1,392,000 and $2,243,000, respectively. These loans were restructured in the fourth quarter of 2012. There was a specific allocation in the allowance for loan losses associated with the loan relationship totaling $490,000. Management has subsequently charged off $500,000 against the specific allocation related to one of the loans in the first quarter of 2013. All three loans are in default as of September 30, 2013.

6.	ACCUMULATED OTHER COMPREHENSIVE INCOME

The following table presents the changes in accumulated other comprehensive income by component net of tax for the nine months ended September 30, 2013:

(Dollars in thousands)	Unrealized Gains on Available-For-Sale Securities (a)	Defined Benefit Pension Items (a)	Total
Balance as of December 31, 2012	$1,572	$(96)	$1,476
Other comprehensive income (loss) before reclassification	(3,269)	9	(3,260)
Amount reclassified from accumulated other comprehensive income (loss)	(544)	—	(544)

Total other comprehensive income (loss)	(3,813)	9	(3,804)

Balance as of September 30, 2013	$(2,241)	$(87)	$(2,328)

(a)	All amounts are net of tax. Amounts in parentheses indicate debits.

The following table presents the changes in accumulated other comprehensive income by component net of tax for the three months ended September 30, 2013:

(Dollars in thousands)	Unrealized Gains on Available-For-Sale Securities (a)	Defined Benefit Pension Items (a)	Total
Balance as of June 30, 2013	$(2,533)	$(88)	$(2,621)
Other comprehensive income before reclassification	292	1	293
Amount reclassified from accumulated other comprehensive income	—	—	—

Total other comprehensive income	292	1	293

Balance as of September 30, 2013	$(2,241)	$(87)	$(2,328)

(a)	All amounts are net of tax. Amounts in parentheses indicate debits.

6.	ACCUMULATED OTHER COMPREHENSIVE INCOME (Continued)

The following table presents significant amounts reclassified out of each component of accumulated other comprehensive income for the nine months ended September 30, 2013:

(Dollars in thousands)	Amount Reclassified from Accumulated Other	Affected Line Item in the Consolidated
Details about other comprehensive income	Comprehensive Income (a)	Statement of Income

Unrealized gains on available-for-sale securities
	$824	Investment securities gains, net
	(280)	Income taxes

	$544	Net of tax

(a)	Amounts in parentheses indicate debits to net income.

7.	FAIR VALUE MEASUREMENTS

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels of pricing observations are as follows:

Level I:	Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II:	Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level III:	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

7.	FAIR VALUE MEASUREMENTS (CONTINUED)

The following table presents the assets reported on the Consolidated Balance Sheet at their fair value as of September 30, 2013 and December 31, 2012, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	September 30, 2013
	Level I	Level II	Level III	Total
	(Dollars in thousands)
Fair value measurements on a recurring basis:
Securities available for sale:
Obligations of states and political subdivisions	$—	$23,271	$—	$23,271
Mortgage-backed securities in government-sponsored entities	—	66,591	—	66,591
Equity securities in financial institutions	73	—	—	73

Total	$73	$89,862	$—	$89,935

	December 31, 2012
	Level I	Level II	Level III	Total
	(Dollars in thousands)
Fair value measurements on a recurring basis:
Securities available for sale:
U.S. government agency securities	$—	$3,013	$—	$3,013
Obligations of states and political subdivisions	—	29,904	—	29,904
Mortgage-backed securities in government-sponsored entities	—	63,852	—	63,852
Equity securities in financial institutions	66	—	—	66

Total	$66	$96,769	$—	$96,835

The following table presents the assets measured on a nonrecurring basis on the Consolidated Balance Sheet at their fair value as of September 30, 2013 and December 31, 2012, by level within the fair value hierarchy. Impaired loans that are collateral dependent are written down to fair value through the establishment of specific reserves. Techniques used to value the collateral that secure the impaired loan include: quoted market prices for identical assets classified as Level I inputs; observable inputs, employed by certified appraisers, for similar assets classified as Level II inputs. In cases where valuation techniques included inputs that are unobservable and are based on estimates and assumptions developed by management based on the best information available under each circumstance, the asset valuation is classified as Level III inputs.

The Company has measured impairment on impaired loans generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties. These assets are included below as Level II fair values. The fair value of assets included below as Level III fair values is management’s estimate based on the best information available which include unobservable inputs. The fair value consists of the loan balances of $5,259,000 and $5,981,000 less their valuation allowances of $165,000 and $784,000 at September 30, 2013 and December 31, 2012, respectively.

7.	FAIR VALUE MEASUREMENTS (CONTINUED)

	September 30, 2013
	Level I	Level II	Level III	Total
	(Dollars in thousands)
Fair value measurements on a nonrecurring basis:
Impaired loans	$—	$—	$5,094	$5,094
Other real estate owned	—	—	35	35

Total	$—	$—	$5,129	$5,129

	December 31, 2012
	Level I	Level II	Level III	Total
	(Dollars in thousands)
Fair value measurements on a nonrecurring basis:
Impaired loans	$—	$—	$5,197	$5,197

The following table presents additional qualitative information about assets measured at fair value on a nonrecurring basis and for which the Company uses Level III inputs to determine fair value:

	September 30, 2013
	Quantitative Information about Level III Fair Value Measurements
(Dollars in thousands)	Fair Value	Valuation Techniques	Unobservable Input	Range (Weighted Average)

Impaired loans	$5,094	Appraisal of collateral (1)	Appraisal adjustments (2)	8% - 30% (11%)
Other real estate owned	35	Appraisal of collateral (1)	N/A	N/A

	December 31, 2012
	Quantitative Information about Level III Fair Value Measurements
(Dollars in thousands)	Fair Value	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Impaired loans	$5,197	Appraisal of collateral (1)	Appraisal adjustments (2)	25% - 50% (35%)

(1)	Fair value is generally determined through appraisals if the underlying collateral, which generally include various Level III inputs, are not identifiable.
(2)	Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range and weighted average of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

8.	FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Company’s financial instruments at September 30, 2013 and December 31, 2012, is as follows:

	September 30, 2013
(Dollars in thousands)	Carrying Value	Level I	Level II	Level III	Fair Value
Financial assets:
Cash and cash equivalents	$10,914	$10,914	$—	$—	$10,914
Investment securities available for sale	89,935	73	89,862	—	89,935
Net loans	254,950	—	—	264,437	264,437
Bank-owned life insurance	3,955	3,955	—	—	3,955
Regulatory stock	1,463	1,463	—	—	1,463
Accrued interest receivable	1,376	1,376	—	—	1,376
Mortgage servicing rights	179	—	—	169	169

Financial liabilities:
Deposits	$334,308	$251,151	$—	$83,886	$335,037
Short-term borrowings	496	496	—	—	496
Other borrowings	5,000	—	—	5,448	5,448
Accrued interest payable	68	68	—	—	68

	December 31, 2012
(Dollars in thousands)	Carrying Value	Level I	Level II	Level III	Fair Value
Financial assets:
Cash and cash equivalents	$19,110	$19,110	$—	$—	$19,110
Investment securities available for sale	96,835	66	96,769	—	96,835
Net loans	237,688	—	—	251,369	251,369
Bank-owned life insurance	3,880	3,880	—	—	3,880
Regulatory stock	1,463	1,463	—	—	1,463
Accrued interest receivable	1,403	1,403	—	—	1,403
Mortgage servicing rights	216	—	—	169	169

Financial liabilities:
Deposits	$323,437	$246,171	$—	$78,318	$324,489
Other borrowings	7,500	—	—	8,159	8,159
Accrued interest payable	87	87	—	—	87

Financial instruments are defined as cash, evidence of ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

8.	FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS (CONTINUED)

If no readily available market exists, the fair value estimates for financial instruments should be based upon management’s judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling. As many of these assumptions result from judgments made by management based upon estimates which are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

As certain assets such as deferred tax assets and premises and equipment are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Company.

The Company employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:

Cash and Cash Equivalents, Regulatory Stock, Accrued Interest Receivable, Accrued Interest Payable, and Short-Term Borrowings

The fair value is equal to the current carrying value.

Investment Securities

The fair value of investment securities available for sale is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

Loans

The fair value is estimated by discounting future cash flows using current market inputs at which loans with similar terms and qualities would be made to borrowers of similar credit quality. Where quoted market prices were available, primarily for certain residential mortgage loans, such market rates were utilized as estimates for fair value.

Bank-Owned Life Insurance

The fair value is equal to the cash surrender value of the life insurance policies.

Mortgage Servicing Rights

The fair value for mortgage servicing rights is estimated by discounting contractual cash flows and adjusting for prepayment estimates. Discount rates are based upon rates generally charged for such loans with similar characteristics.

Deposits and Other Borrowings

The fair value of certificates of deposit and other borrowings is estimated by discounting the future cash flows using a simulation model which estimates future cash flows and constructs discount rates that consider reinvestment opportunities, operating expenses, noninterest income, credit quality, and prepayment risk.

8.	FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS (CONTINUED)

Deposits and Other Borrowings (Continued)

Demand, savings, and money market deposit accounts are valued at the amount payable on demand as of year-end.

Commitments to Extend Credit

These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment or letter of credit, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure.

9.	STOCK-BASED COMPENSATION

Stock Options Plan

The Company maintains a fixed director and employee stock-based compensation plan. The plan authorizes the granting of options to purchase shares of the Company’s stock, which may be nonqualified stock options or incentive stock options which are subject to vesting conditions and other restrictions. Under the plan, the Company may grant options for up to 83,060 shares of common stock.

During the nine months ended September 30, 2013 and 2012, the Company recorded approximately $11,000 and $11,000, respectively, in compensation expense related to the Company’s stock option awards. As of September 30, 2013, there was approximately $15,000 of unrecognized compensation cost related to unvested stock option awards granted. That cost is expected to be recognized over the next three years.

Stock Incentive Plan

The shareholders of the Company approved the Stock Incentive Plan (the “Plan”). Directors, Officers, and all other key employees of the Company are eligible to receive awards of restricted stock based upon the Board of Directors’ sole discretion. There were 24,000 shares authorized under the Plan. Awards granted under the Plan are in the form of the Company’s common stock and are subject to certain vesting requirements, including continuous employment or service with the Company.

During the nine months ended September 30, 2013 and 2012, the Company recorded approximately $16,000 and $59,000, respectively, in compensation expense related to our restricted stock awards. As of September 30, 2013, there was approximately $48,000 of unrecognized compensation cost related to unvested restricted stock awards granted. That cost is expected to be recognized over the next three years.